UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014

PURE CYCLE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

0-8814	84-0705083
(Commission File Number)	(IRS Employer Identification No.)

1490 Lafayette Street, Suite 203, Denver, CO 80218

(Address of principal executive office)        (Zip Code)

Registrant’s telephone, including area code                                                         (303) 292-3456

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Pure Cycle Corporation (the “Registrant”), a Colorado corporation, in connection with the matters described herein.

ITEM 8.01 – OTHER EVENTS

On September 29, 2014, the Registrant reached a settlement agreement with High Plains A & M, LLC ("HP"). The agreement settles a lawsuit filed in 2012 by HP against the Registrant involving certain claims arising out of or related to the Amended and Restated Lease Agreement dated April 1996. The Registrant and HP have agreed to dismiss with prejudice all claims relating to the 2012 lawsuit.  The Registrant has two additional legal matters involving HP, one which the trial court ruled in the Registrant’s favor and has been appealed by HP, and another which is scheduled for trial in March of 2015.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit 10.1 –	Settlement Agreement and Mutual Release, dated September 29, 2014, by and between HP and the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated September 30, 2014

PURE CYCLE CORPORATION

/s/  Mark W. Harding
By:  Mark W. Harding,
President and Chief Financial Officer